As filed with the Securities and Exchange Commission on August 11, 2026

Registration No. 333-31830

Registration No. 333-67806

Registration No. 333-99243

Registration No. 333-106105

Registration No. 333-117108

Registration No. 333-128141

Registration No. 333-138618

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-31830

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-67806

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-99243

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-106105

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-117108

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-128141

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-138618

UNDER

THE SECURITIES ACT OF 1933

EXPONENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0218904
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive,
Menlo Park, California 94025

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1998 Nonstatutory Stock Option Plan

1999 Stock Option Plan

Restricted Stock Award Plan

Employee Stock Purchase Plan

(Full title of the plans)

Catherine Corrigan

President and Chief Executive Officer

Exponent, Inc.

149 Commonwealth Drive

Menlo Park, California 94025

(650) 326-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeremy Cleveland
Jones Day
1755 Embarcadero Road
Palo Alto, CA 94303

(650) 687-4173

(Counsel Name, Company, Street Address, City, State, Zip +4, Phone: Atty Phone Number, Fax: Atty Fax Number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Exponent, Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Company’s Registration Statements on Form S-8 (Nos. 333-31830; 333-67806; 333-99243; 333-106105; 333-117108; 333-128141; and 333-138618) (collectively, the “Registration Statements”), which relate to the Registrant’s (i) 1998 Nonstatutory Stock Option Plan; (ii) 1999 Stock Option Plan; (iii) Restricted Stock Award Plan; and (iv) Employee Stock Purchase Plan (collectively, the “Plans”). The Registration Statements registered shares of common stock of the Company, par value $0.001 per share (“Common Stock”), to be offered and sold pursuant to the Plans.

The Company has terminated all offerings of Common Stock pursuant to the Registration Statements and no shares of Common Stock are available for issuance under the Plans. Accordingly, the Company hereby terminates the effectiveness of the Registration Statements and, pursuant to the undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any shares of Common Stock that had been registered for issuance but remain unsold at the termination of the offerings, the Company hereby removes from registration any remaining Common Stock that was registered for issuance pursuant to the Registration Statements and that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, as of the 11th day of August, 2026.

EXPONENT, INC.
(Registrant)

By:	/s/ Eric Anderson
Eric Anderson, Chief Financial Officer
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed below by the following persons in the capacities indicated as of the 11th day of August, 2026.

Signature	Title	Date

/s/ Catherine Corrigan	Chief Executive Officer and Director	August 11, 2026
Catherine Ford Corrigan, Ph.D.	(Principal Executive Officer)

/s/ Eric Anderson	Chief Financial Officer (Principal Financial and Accounting Officer)	August 11, 2026
Eric Anderson

/s/ Karen Richardson	Chairman of the Board of Directors	August 11, 2026
Karen Richardson

/s/ Geroge Brown	Director	August 11, 2026
George Brown

/s/ Carol Lindstrom	Director	August 11, 2026
Carol Lindstrom

/s/ Richard Schlenker	Executive Vice President and Director	August 11, 2026
Richard L. Schlenker, Jr.

/s/ Debra Zumwalt	Director	August 11, 2026
Debra L. Zumwalt